Exhibit 99.1

NEWS RELEASE
	Contact:	Christopher L. Boone
Chief Financial Officer
(936) 631-2749
FOR IMMEDIATE RELEASE
DRG&E
Jack Lascar / 713-529-6600
Anne Pearson / 210-408-6321

LUFKIN INDUSTRIES COMPLETES ACQUISITION
OF QUINN’S OILFIELD SUPPLY AND AFFILIATES

LUFKIN, Texas, December 1, 2011 – Lufkin Industries, Inc. (Nasdaq: LUFK) announced today the completion of its previously announced acquisition of substantially all of the assets of Quinn's Oilfield Supply Ltd., including certain affiliates ("Quinn's"), for $311 million in cash after closing adjustments.   Quinn’s, based in Red Deer, Alberta, Canada, is one of the largest reciprocating rod pump manufacturers in North America and also manufactures and distributes progressive cavity pumps and related equipment.

To finance the transaction, Lufkin also announced that it has completed a $350 million term loan and expanded its revolving credit facility to $175 million, which was undrawn at the time of the Quinn’s closing.

Lufkin Industries, Inc. sells and services oilfield pumping units, foundry castings and power transmission products throughout the world. The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

Forward Looking Statements
This release contains forward-looking statements and information that are based on management’s beliefs as well as assumptions made by and information currently available to management. When used in this release, the words “anticipate,”  “estimate” and “expect” are intended to identify forward-looking statements. Such statements reflect the Company’s current views with respect to its ability to resume normal operations in a timely fashion and are subject to certain assumptions, risks and uncertainties, many of which are outside the control of the Company. Actual results may vary materially.

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LUFK-IR